UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 7, 2009

THE COLONIAL BANCGROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-13508	63-0661573
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Colonial Bank Blvd.

Montgomery, Alabama 36117

(Address of principal executive offices)

(334) 676-5000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 6, 2009, The Colonial BancGroup, Inc. (the Company or BancGroup) was informed by the U.S. Department of Justice that it is the target of a federal criminal investigation relating to the Company’s mortgage warehouse lending division and related alleged accounting irregularities. The Company has been informed that the alleged accounting irregularities relate to more than one year’s audited financial statements and regulatory financial reporting, and the Company’s Board of Directors and Audit Committee are making every effort to determine the impact of these alleged accounting irregularities on the Company’s financial statements and regulatory financial reporting. The Company intends to cooperate with the investigation.

Earlier in 2009, BancGroup provided documents to the Special Inspector General for the Troubled Asset Relief Program (SIGTARP) in response to a subpoena issued by SIGTARP.

Also, the SEC has issued subpoenas to BancGroup seeking documents related to, among other things, BancGroup’s disclosures related to its participation in the U.S. Treasury Department’s Troubled Asset Relief Program and BancGroup’s disclosures respecting accounting for loan loss reserves. BancGroup has provided, and continues to provide, documents in response to these subpoenas.

On August 5, 2009, the Alabama State Banking Department provided notice to Colonial Bank that the Alabama State Banking Board will meet on August 12, 2009, at which time Colonial Bank will be asked to consent to the Superintendent’s exercise of his statutory authority to appoint the FDIC as receiver or conservator for the Bank if and when the Superintendent deems such appointment to be necessary. In the meantime, the Company continues to explore all possible capital-raising alternatives that would position it and Colonial Bank to comply with the requirements of the Orders to Cease and Desist to which they are subject.

Item 7.01	Regulation FD Disclosure.

On August 7, 2009, BancGroup issued a press release announcing governmental actions. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are being furnished herewith:

Exhibit No.	Exhibit
99.1	Press release announcing governmental actions

This report and the information incorporated by reference contain “forward-looking statements” within the meaning of the federal securities laws. Words such as “believes”, “estimates”, “plans”, “expects”, “should”, “may”, “might”, “could”, “outlook”, “potential”, “would”, “anticipates”, the negative of these terms and similar expressions as they relate to BancGroup (including its subsidiaries and its management), are intended to identify forward-looking statements. The forward-looking statements in this report are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements.

In addition to factors mentioned elsewhere in this report or previously disclosed in BancGroup’s Securities and Exchange Commission (the “SEC”) reports (accessible on the SEC’s website at www.sec.gov or on BancGroup’s website at www.colonialbank.com), the following factors, among others, could cause actual results to differ materially from forward-looking statements, and future results could differ materially from historical performance. These factors are not exclusive:

•	possible inability of the Company to continue as a going concern;

•	the outcome of any governmental investigation; and

•	any action that may be taken by the Alabama State Banking Department or the Federal Deposit Insurance Corporation.

Many of these factors are beyond BancGroup’s control. The reader is cautioned not to place undue reliance on any forward looking statements made by or on behalf of BancGroup. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. BancGroup does not undertake any obligation to update or revise any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COLONIAL BANCGROUP, INC.

By	/s/ Lewis E. Beville
Lewis E. Beville Chief Executive Officer and President

Date: August 7, 2009

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